Exhibit 99.1

Press Release

For further information:

Corporate:	Media:
Jeffrey R. Luber	Susan Neath
EXACT Sciences Corporation	Porter Novelli Life Sciences
P: (508) 683-1211	P: (858) 527-3486
E: jluber@exactsciences.com	E: sneath@pnlifesciences.com

EXACT SCIENCES ANNOUNCES FIRST QUARTER 2006 RESULTS

MARLBOROUGH, Mass – (April 24, 2006) – EXACT Sciences Corporation (NASDAQ: EXAS) announced today its financial results for the first quarter ended March 31, 2006.

For the quarter ended March 31, 2006, total revenues of $1.2 million were equal to the total revenues for the quarter ended March 31, 2005. These revenues primarily reflect the amortization of up-front license fee payments from Laboratory Corporation of America® Holdings (LabCorp®) and, to a lesser extent, royalties on LabCorp’s sales of PreGen-Plus™ (LabCorp’s colon cancer testing service), and sales of Effipure™ units to LabCorp. Net loss for the quarter ended March 31, 2006 totaled $4.2 million, or $0.16 per share, compared to a net loss of $4.6 million, or $0.17 per share, for the same quarter last year.

The reduction in the net loss for the quarter ended March 31, 2006 compared with the same period in the prior year was driven by reductions in applied research, sales and marketing expenses as well as the fact that Q1 2005 included $0.6 million in restructuring charges. During 2005, the Company began reducing its operating costs and cash burn by focusing its research efforts on improving the performance of the Company’s colorectal cancer screening technology and by reducing its sales and marketing spending. Operating expense reductions in the first quarter of 2006 were partially offset by an increase of $1.0 million in non-cash stock-based compensation expense recorded in the quarter, as compared with the same quarter of 2005. These charges were recorded as a result of the Company’s adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), Share-Based Payment, effective January 1, 2006. In addition, the Company recorded charges of $0.5 million in its consolidated statements of operations during the quarter ended March 31, 2006 in connection with write-offs of excess Effipure™ inventory.

For the quarter ended March 31, 2006, over 1,200 PreGen-Plus tests were accessioned by LabCorp, compared to 777 and 1,347 for the quarters ended March 31 and December 31, 2005, respectively. As of March 31, 2006, the Company had approximately $29.8 million in cash, cash equivalents and marketable securities.

First Quarter 2006 Conference Call

EXACT Sciences will host a conference call to discuss its first quarter 2006 financial and operating results, its business outlook and the topics outlined below on Tuesday, April 25, 2006 at 8:30 a.m. ET. A live web cast of the conference call can be accessed at EXACT Sciences’ web site, www.exactsciences.com, through the Investor Relations link. The conference call and the web cast are open to all interested parties. An archived version of the webcast will be available at www.exactsciences.com, through the Investor Relations link, for one month. A replay of the conference call also will be available for 48 hours, beginning two hours after the completion of the live call.

The following will be among the topics discussed on the Company’s conference call on April 25, 2006 at 8:30 a.m. ET:

•                  The acceptance of two clinical abstracts for inclusion at the Digestive Disease Week (DDW) conference to be held in Los Angeles, CA, May 20-25, 2006;

•                  The Company’s research results described in one of the above DDW abstracts demonstrating 88% sensitivity in stool for the detection of colorectal cancer in a version 2 (or ‘next generation’) technology;

•                  An FDA regulatory update; and

•                  A guidelines update.

Information for the call is as follows:

Domestic callers:  800-299-6183

International callers:  617-801-9713

Participant Passcode:  53725686

The conference call replay information is as follows:

Domestic callers:  888-286-8010

International callers:  617-801-6888

Participant Passcode:  67134661

About EXACT Sciences

EXACT Sciences Corporation uses applied genomics to develop effective, patient-friendly screening technologies for use in the detection of cancer. Certain of its technologies are currently being offered in a commercial testing service, “PreGen-Plus™,” developed by Laboratory Corporation of America Holdings (LabCorp). PreGen-Plus is used to screen for colorectal cancer in the average-risk population. Colorectal cancer, which is the most deadly cancer among non-smokers, is generally curable if detected early. Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, the rate of early detection of colorectal cancer remains low, and deaths from colorectal cancer remain high. EXACT Sciences believes its genomics-based technologies will help enable detection of colorectal cancer so that more people can be effectively treated. Founded in 1995, EXACT Sciences is based in Marlborough, Mass. Detailed information on EXACT Sciences can be found on the World Wide Web at www.exactsciences.com.

Certain statements made in this press release that are not based on historical information are express or implied forward-looking statements relating to, among other things, EXACT Sciences’ expectations concerning, among other things, its business outlook and business momentum. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond EXACT Sciences’ control, and which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, the clinical performance and market acceptance of its technologies; the reproducibility of its research results in subsequent studies and in clinical practice; the inclusion of PreGen-Plus in cancer screening guidelines; sufficient investment in the sales and marketing of PreGen-Plus; the success of its strategic relationship with LabCorp; EXACT Sciences’ and LabCorp’s ability to license certain technologies or obtain raw materials for its technologies; the ability to convince Medicare and other third-party payors to provide adequate reimbursement for EXACT Sciences’ technologies; the ability to convince medical practitioners to order tests using EXACT Sciences’ technologies; the ability to increase the performance of the PreGen-Plus test; the ability of EXACT Sciences or LabCorp to lower the cost of the PreGen-Plus test through automating and simplifying key operational processes; the number of people who decide to be screened for colorectal cancer using EXACT Sciences’ technologies; competition; the ability to comply with federal and state statutes and regulations relating to EXACT Sciences’ products and services, including FDA requirements, the U.S. Department of Transportation and the Clinical Laboratory Improvement Amendments; the ability to protect EXACT Sciences’ intellectual property and the cost of enforcing or defending EXACT Sciences in litigation relating to intellectual property rights; the possibility that other companies will develop and market novel or improved methods for detecting colorectal cancer; and the ability to raise additional capital on acceptable terms. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. EXACT Sciences undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by EXACT Sciences, see the disclosure contained in EXACT Sciences’ public filings with the Securities and Exchange Commission including, without limitation, its most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the SEC.

(tables follow)

EXACT SCIENCES CORPORATION

Selected Unaudited Financial Information

Statements of Operation Data

	Three Months Ended March 31,
In thousands, except per share data	2006	2005
Revenue:
Product royalty fees	$61	$68
License fees	1,091	1,128
Product	42	51
	1,194	1,247
Gross profit (loss):
Product royalty fees	57	64
License fees	1,091	1,128
Product	(542)	7
	606	1,199
Operating Expenses:
Research and development	1,960	2,342
Sales and marketing	1,486	1,657
General and administrative	1,641	1,405
Restructuring	—	626
	5,087	6,030

Loss from operations	(4,481)	(4,831)

Interest income	318	246

Net loss	$(4,163)	$(4,585)

Net loss per share - basic and diluted	$(0.16)	$(0.17)

Weighted average common shares outstanding - basic and diluted	26,376	26,203

EXACT SCIENCES CORPORATION

Condensed Unaudited Balance Sheet Data

(In thousands)

	March 31,	December 31,
	2006	2005
Assets
Cash and cash equivalents	$10,391	$13,007
Short-term investments	19,395	21,112
Prepaid expenses	1,213	1,158
Property and equipment, net	1,013	1,149
Patent costs, net and other assets	1,322	1,419
Total assets	$33,334	$37,845

Liabilities and stockholders’ equity
Total current liabilities	5,977	6,316
Deferred licensing fees, less current portion	5,817	6,908
Total stockholders’ equity	21,540	24,621
Total liabilities and stockholders’ equity	$33,334	$37,845

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and the Company’s subsequent Forms 10-Q.

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